UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2005

MUSTANG RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada 000-51135 76-0747679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1574 Gulf Road, #1505, Point Roberts, Washington 98281
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 604-261-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 20, 2005, we completed an offering of 98,000 shares of our common stock to a total of 42 purchasers at a price of $0.10 per share.  We received a total of $9,800 from this offering.  We completed the offering pursuant to Regulation S of the Securities Act.  Each purchaser represented to us that he or she was a non-US person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSTANG RESOURCES INC.

(Registrant)
Date	July 26, 2005

/s/ Terry G. Cook

Terry G. Cook
President and Director